Filed pursuant to Rule 424(b)(5)

Registration No. 333-139863

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $1.00 par value	60,000	$40.54	(1)	$2,432,400	(1)	$95.59

(1)                                  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, at the rate of $39.30 per million, based upon $40.54 per share, which is the average of the high and low sales prices of the Registrant’s Common Stock on the New York Stock Exchange on January 7, 2009.

PROSPECTUS SUPPLEMENT

(To Prospectus Dated January 9, 2007)

60,000 Shares of

Common Stock ($1.00 par value)

DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN

This prospectus supplement and the accompanying prospectus (together, the “prospectus”) relate to an aggregate of 60,000 shares of common stock, par value $1.00 (the “Common Stock”) of Snap-on Incorporated offered hereby to new interested investors and holders of the Common Stock pursuant to our Dividend Reinvestment and Direct Stock Purchase Plan, which we refer to as the Plan.  The Common Stock will be sold from time to time by us under the terms of the Plan directly without the payment of any underwriting discounts or commissions.  The Plan provides for a price per share to be calculated at market value.  Proceeds from the offering will be used for general corporate purposes.

For a discussion of risk factors that could adversely affect our business, operating results and/or financial condition, as well as adversely affect the value of an investment in our common stock, prospective participants should review “Item 1A:  Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 29, 2007 (SEC File No. 1-7724), and our subsequent filings with the Securities and Exchange Commission.  We suggest that prospective participants review this prospectus carefully and retain it for future reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus.  Any representation to the contrary is a criminal offense.

No person has been authorized to give any information or to make any representations other than those contained in this prospectus supplement and the accompanying prospectus in connection with the offer contained herein, and if given or made, such information or representations must not be relied upon as having been authorized by us.  This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, any securities offered hereby in any jurisdiction in which it is not lawful or to any person to whom it is not lawful to make any such offer or solicitation.  Neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof.

The date of this prospectus supplement is January 9, 2009.

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IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and the documents we have incorporated by reference.  We have not authorized anyone to provide you with different information.  We are not making an offer of our common stock in any state which does not permit its offer or sale.  You should not assume that the information provided in this prospectus supplement or the accompanying prospectus, or the information we have previously filed with the Securities and Exchange Commission that we incorporate by reference, is accurate as of any date other than the respective dates of those documents in which such information is contained.  If information in this prospectus supplement updates information in the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the prospectus.  For purposes of this prospectus supplement and the accompanying prospectus, unless the context otherwise indicates, when we refer to “us,” “we,” “our,” “ours,” or the “company” we are describing Snap-on Incorporated, including, as appropriate, its subsidiaries.

FORWARD-LOOKING STATEMENTS

Statements in this document that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “plans,” “targets,” “estimates,” “believes,” “anticipates,” or similar words that reference the company or its management; (iii) are specifically identified as forward-looking; or (iv) describe the company’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  We caution the reader that any forward-looking statements included in this document that are based upon assumptions and estimates were developed by management in good faith and are subject to risks, uncertainties or other factors that could cause (and in some cases have caused) actual results to differ materially from those described in any such statement.  Accordingly, forward-looking statements should not be relied upon as a prediction of actual results or regarded as a representation by the company or its management that the projected results will be achieved.  For those forward-looking statements, we caution the reader that numerous important factors, such as those listed below, as well as the risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 29, 2007, and subsequent filings, which are incorporated herein by reference, could affect our actual results and could cause our actual consolidated results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, the company.

These risks and uncertainties include, without limitation, uncertainties related to estimates, statements, assumptions and projections generally, and the timing and progress with which Snap-on can attain efficiencies and savings from its Rapid Continuous Improvement and other cost reduction initiatives, including its ability to implement reductions in workforce, achieve improvements in the company’s manufacturing footprint and greater efficiencies in its supply chain, and enhance machine maintenance, plant productivity and manufacturing line set-up and change-over practices, any or all of which could result in production inefficiencies, higher costs and lost revenues.  These risks also include uncertainties related to Snap-on’s capability to implement future strategies with respect to its existing businesses, its ability to refine its brand and franchise strategies, retain and attract franchisees, further enhance service and value to franchisees and thereby enhance their sales and profitability, introduce successful new products, successfully integrate acquisitions, as well as its ability to withstand disruption arising from natural disasters, planned facility closures or other labor interruptions, litigation challenges and external negative factors including significant changes in the current competitive environment, inflation, disruptions and instability in the credit and financial markets, changes in interest rates and other monetary and market fluctuations; and the impact of legal proceedings, energy and raw material supply and pricing, including steel and gasoline, the amount, rate and growth of Snap-on’s general and administrative expenses, including health care and postretirement costs, the impacts of non-strategic business and/or product line rationalizations, and terrorist disruptions on business.  Interim results of operations are not necessarily indicative of the results to be expected for the full fiscal year.  Snap-on disclaims any responsibility to update any forward-looking statement provided in this document, except as required by law.

In addition, investors should be aware that generally accepted accounting principles in the United States of America prescribe when a company should reserve for particular risks, including litigation exposures.  Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a major contingency. Reported results, therefore, may appear to be volatile in certain accounting periods.

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Prospectus Supplement

DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN

The Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan”) of Snap-on Incorporated (the “Company”) provides new interested investors and holders of the Company’s common stock, $1.00 par value (the “Common Stock”), who elect to participate in the Plan with a simple and convenient way to invest in the Company through new investments in Common Stock and reinvestments of cash dividends in additional shares of Common Stock without incurring brokerage commissions or service charges to reinvest those dividends.

Shares of Common Stock obtained by a Plan participant through initial investments, application of funds from additional cash payments or cash dividends paid on shares enrolled in the Plan for which the participant has elected dividend reinvestment, will be reflected in book-entry form in an account in the participant’s name (“Plan Account”).  A participant may also elect to deposit stock certificates with the Plan administrator for safekeeping.

The dividend reinvestment and/or cash payment options offered under the Plan for eligible participants are:

Full Dividend Reinvestment — A participant may elect to have all cash dividends paid on all of his/her shares of Common Stock automatically reinvested in additional shares of Common Stock.

Partial Dividend Reinvestment — A participant may elect to automatically reinvest cash dividends received on a specified portion of his/her shares of Common Stock while continuing to receive any dividends declared on remaining shares.

Additional Cash Payments — A participant may elect to make additional investments provided that these investments may be not less than $100 per payment ($500 in the case of an initial investment by a participant who is not a shareholder of record of Common Stock) nor more than $150,000 per year, whether or not the dividends to be received on any of the participant’s Common Stock are then being reinvested pursuant to the Plan.

Shares of Common Stock purchased for Plan participants will consist of authorized but unissued shares, treasury shares or shares acquired in market or negotiated transactions at the Company’s sole discretion.  The price of shares of Common Stock purchased for Plan participants will be the Average Price.  See “Purchases” for the definition of Average Price.

Plan participants may elect to participate in one or more options offered under the Plan by completing and signing an Enrollment Form and delivering it to Computershare Trust Company, N.A., the administrator of the Plan (the “Administrator”).

Participation in the Plan is strictly voluntary.  Shareholders who do not wish to participate in the Plan will continue to receive cash dividends, as declared.  Participants may terminate their participation in the Plan at any time.

The date of this prospectus supplement is January 9, 2009.

DESCRIPTION OF THE PLAN

The following description, in question and answer form, constitutes the Plan that is offered by this prospectus to interested investors and holders of record of Common Stock.

PURPOSE

1.                                      What is the purpose of the Plan?

The purpose of the Plan is to provide interested new investors and holders of record of Common Stock with a simple and convenient method of investing in the Company through new investments in Common Stock and through reinvestment of cash dividends in additional shares of Common Stock without the cost associated with normal brokerage transactions.  Also, to the extent shares of Common Stock are purchased under the Plan directly from the Company, the Plan will provide the Company with an additional source of funds for general corporate purposes.

ADVANTAGES

2.                                      What advantages do I have if I participate in the Plan?

•                  All fees and brokerage commissions in connection with purchases of Common Stock through the Plan, as well as administrative costs (other than those incurred upon any sales of shares from a participant’s Plan Account and those incurred in connection with purchases through automatic deductions from your account at any U.S. bank or financial institution (“Bank Account”)), are paid by the Company.

•                  If you are not a holder of Common Stock, you may invest in Common Stock and become a Plan participant by making an initial investment through the Plan (“Initial Investment”) of at least $500 by check, or by authorizing automatic withdrawals of at least $100 per month from your Bank Account for a minimum of five consecutive months.

•                  You may increase your investment in the Company by automatically reinvesting all or part of your cash dividends in additional shares of Common Stock.

•                  You may receive cash dividends on all your shares, including those held in your Plan Account.

•                  You may make additional cash payments to purchase additional shares of Common Stock (“Additional Cash Payments”) at any time, from a minimum of $100, by check or by automatic deduction from your Bank Account, up to a total of $150,000 per calendar year, regardless of whether dividends are being reinvested.

•                  Full and fractional shares are credited in book-entry form to your Plan Account.

•                  You may avoid the necessity of safekeeping certificates for shares of Common Stock credited in book-entry form to your Plan Account.

•                  You may deposit for safekeeping into your Plan Account any Common Stock certificates you may hold.

•                  Your recordkeeping is simplified since participants receive statements of their Plan Accounts after each purchase of shares.

•                  You may transfer shares by gift to the Plan Account of another person.

PARTICIPATION

3.                                      Who is eligible to participate in the Plan?

Any interested investor, including all shareholders of record of Common Stock (including employees of the Company), is eligible to participate in the Plan.  If you are a citizen or resident of, or are organized or incorporated in a country other than the United States, you must determine that your participation in the Plan would not violate local laws applicable to the Company, the Plan or you.  A shareholder of record may participate in the Plan by completing an Enrollment Form and returning it to the Administrator.  If you are not currently a record holder of Common Stock, then you must complete an Initial Enrollment Form and send it to the Administrator.  The Initial Enrollment Form must be accompanied by either a Direct Debit Authorization Form of at least $100 per month for a minimum of five months, or an Initial Investment in the form of a check, made payable (in U.S. Dollars and drawn from a U.S. bank or financial institution) to “Computershare-Snap-on”.  The minimum amount for an Initial Investment is $500 by check, and the maximum amount cannot exceed $150,000 in a calendar year.

4.                                      May I participate if my shares are held for me in the name of my bank or broker?

Beneficial owners of Common Stock who wish to participate in the Plan but whose shares are held for them in registered names other than their own (such as in the names of brokers, bank nominees or trustees) must become holders of record by having shares transferred into their own names, after which they may enroll in the Plan by completing an Enrollment Form as described above in Question 3.

5.                                      What are my dividend options?

The Enrollment Form and the Initial Enrollment Form provide for the purchase of additional shares of Common Stock and/or the disbursement of cash dividends through the following options:

•                  Dividend Reinvestment

•                  Full Dividend Reinvestment — You may elect to automatically reinvest cash dividends paid on all of your shares in additional shares of Common Stock and have the ability to purchase additional shares of Common Stock through Additional Cash Payments.

•                  Partial Dividend Reinvestment — You may elect to automatically receive cash dividends on a specified portion of your shares and reinvest dividends on the balance of your shares.  You may also purchase additional shares of Common Stock through Additional Cash Payments.

•                  Cash Dividends

•                  You may elect to automatically receive cash dividends paid on all of your shares and have the ability to purchase additional shares of Common Stock through Additional Cash Payments.  Cash dividends will be paid by check via First Class Mail to your address of record.  Alternatively, you may elect that these dividends be transferred to your Bank Account via electronic funds transfer by completing an Authorization for Electronic Direct Deposit and returning it to the Administrator.  This form is not part of the Enrollment Form or the Initial Enrollment Form and must be specifically requested from the Administrator.  You may change your Bank Account by delivering a new, valid and usable Authorization for Electronic Direct Deposit to the Administrator.  If the designated electronic funds bank routing number or Bank Account number proves unusable for any reason, then the Administrator will mail a check for the subject dividend via First Class Mail to your address of record.

•                  By completing an Enrollment Form or Initial Enrollment Form, you are also appointing the Administrator as your agent.  You are directing the Administrator to receive and apply the following to the purchase of shares of Common Stock:

•                  all or part of your cash dividends as specified by you,

•                  any Additional Cash Payments you may make as a participant, and

•                  your Initial Investment, if applicable.

6.                                      When will dividend reinvestment commence?

Reinvestment of dividends will commence with the first dividend paid following your enrollment in the Plan, so long as the Administrator has received your Enrollment Form prior to the record date for that dividend payment.  The Administrator must return to a participant within thirty (30) days after the dividend payment date any portion of the cash dividends that it has not invested in shares of Common Stock.

7.                                      May I deposit in my Plan Account shares of Common Stock that are already registered in my name?

Yes.  At the time of enrollment in the Plan, or at any later time, participants may use the Plan’s share safekeeping service to deposit any Common Stock certificates in their possession with the Administrator.  Shares deposited will be transferred into the name of the Administrator or its nominee and credited to the participant’s Plan Account.  Thereafter, such shares will be treated in the same manner as shares purchased through the Plan.  If a certificate issuance is later requested, then a new, differently numbered certificate will be issued.

By using the Plan’s share safekeeping service, participants no longer bear the risk associated with loss, theft or destruction of Common Stock certificates.  Also, because shares deposited with the Administrator are treated in the same manner as shares purchased through the Plan, they may be transferred or sold through the Plan in a convenient and efficient manner.  There is no charge for this custodial service.

Participants who wish to deposit their Common Stock certificates with the Administrator must mail their request and their certificates to the Administrator.  The Certificates Should Not Be Endorsed.

8.                                      May I change my method of participation?

Yes.  You may change your method of participation at any time by completing and returning a new Enrollment Form to the Administrator.  The change will become effective with the dividend payment following the receipt of your change instructions, so long as they are received by the Administrator prior to the record date for that dividend payment.

ADDITIONAL CASH PAYMENTS

9.                                      How are Additional Cash Payments made?

•                  Initial Investment or Additional Cash Payments — You may elect to invest in Common Stock at any time by making Additional Cash Payments of not less than $100 per payment nor more than $150,000 per year (including for this purpose the amount of your Initial Investment, if applicable).  You may make Additional Cash Payments under each of the three dividend options described above in Question 5.

All shares or fractional shares of Common Stock purchased for your Plan Account with Additional Cash Payments will be credited in book-entry form to your Plan Account.

You may make Additional Cash Payments at any time or from time to time by forwarding to the Administrator a check payable (in U.S. Dollars and drawn from a U.S. bank or financial institution) to “Computershare-Snap-on” together with one of the following:

•                  your Enrollment Form,

•                  the transaction form attached to each statement of your Plan Account, or

•                  written instructions to the Administrator.

You should indicate your Plan Account number on all communications relating to your Plan account.

Do not send cash, traveler’s checks, money orders or third party checks.

The Company may, at its option, establish a procedure to allow employees of the Company to elect to have Additional Cash Payments automatically deducted from their paychecks.

You may elect to have Additional Cash Payments transmitted to the Administrator via automatic deductions from your Bank Account.  To initiate automatic investments, you must complete and sign a Direct Debit Authorization Form and return it to the Administrator.  Direct Debit Authorization Forms will become effective as promptly as practicable; however, you should allow four to six weeks for your first investment to be initiated.  You may thereafter change your Bank Account information by forwarding a new, completed, valid and usable Direct Debit Authorization Form to the Administrator.

Once automatic deductions are begun, funds will be withdrawn from your Bank Account on either the 1st or 15th of each month, or both (as chosen by you), or the next business day if either the 1st or the 15th is not a business day, and will normally be invested within five business days (as described in Question 18).  A fee in the amount equal to the Administrator’s fee in connection with each automatic deduction (currently $2.00 per transaction, subject to change) will be subtracted from the amount drawn from your Bank Account prior to investment.  In the event that at any time the designated bank routing number or Bank Account number proves unusable for any reason, the Administrator will advise you of the failed transmission and of the resulting inability to execute the transaction requested.

In the event that any check or electronic funds transfer a participant may tender or order as payment to the Administrator to purchase shares of the Company’s Common Stock is dishonored, refused, or returned, the participant agrees that the purchased shares when credited to such participant’s account may be sold, on the Administrator’s order without the participant’s consent or approval, to satisfy the amount owing on the purchase.  The “amount owing” will include the purchase price paid, any purchase and sale transaction fees, any brokerage commissions and the Administrator’s returned check or failed electronic payment fee of $25.00.  If the sale proceeds of purchased shares are insufficient to satisfy the amount owing, the participant authorizes the Administrator to sell additional shares then credited to the participant’s account as necessary to cover the amount owing, without further consent or authorization from the participant.  The Administrator may sell shares to cover an amount owing as a result of a participant’s order in any manner consistent with applicable securities laws.  Any sale for that purpose in a national securities market would be considered commercially reasonable.  The participant grants the Administrator a security interest in all shares credited to the participant’s account including securities subsequently acquired and held or tendered for deposit, for purposes of securing any amount owing as described in this paragraph.

10.                               When are Additional Cash Payments invested?

Additional Cash Payments are invested in additional shares of Common Stock generally at least once per week on the Investment Date, as defined in question 18, so long as such Additional Cash Payments have been received by the Administrator prior to the applicable Investment Date.  Any Additional Cash Payments received after this deadline will be held until, and invested on, the next Investment Date.  However, the Administrator must return any such payment to you within thirty-five (35) days of its receipt if it has not invested such Additional Cash Payment in additional shares of Common Stock.

11.                               May I withdraw Additional Cash Payments?

Yes.  You may withdraw your uninvested Additional Cash Payments at any time by telephone, Internet or written request to the Administrator, so long as your request is received by the Administrator at least 48 hours prior to the Investment Date.

ADMINISTRATION

12.                               Who administers the Plan?

The Administrator administers the Plan, effects purchases and sales of Common Stock for the Plan, maintains physical custody of the certificates for shares of Common Stock credited to an account under the Plan in the name of its nominee, issues certificates for shares of Common Stock or effects the sale of shares of Common Stock which are withdrawn from the Plan, maintains records, sends statements of account to participants, provides and receives shareholder information and proxies for Plan participants and performs other duties relating to the Plan.  The Company will perform certain bookkeeping and similar administrative functions, including providing the Administrator with dividend payments.

13.                               What reports will be sent to participants in the Plan?

Whenever you purchase, sell or deposit shares through the Plan, you will promptly receive a transaction advice with the details of the transaction.

All shares you hold or purchase through the Plan are recorded in your Plan Account.  After each dividend reinvestment, you will receive a detailed statement showing the amount of the latest dividend reinvested, the purchase price per share, the number of shares purchased, the total book-entry shares held in your Plan Account and the number of shares registered in your name upon which dividends are reinvested.  The statement will also show all year-to-date account activity, including purchases, sales, certificate deposits or withdrawals and dividend reinvestments.  This will enable you to review your complete Plan Account book-entry holdings at a glance.

On each quarterly statement and transaction advice you will find information such as how to buy or sell shares through the Plan and where to call or write for additional information.  In addition, you will receive a comprehensive year-end statement summarizing activity in your Plan Account for the entire year, which is helpful for record keeping and tax purposes.

You will be provided copies of communications sent to all shareholders generally, including the Company’s annual report to shareholders, notice of annual meeting and proxy statement, and income tax information for reporting dividends paid.

RISK FACTORS

For a discussion of risk factors that could adversely affect our business, operating results and/or financial condition, as well as adversely affect the value of an investment in our Common Stock, prospective participants should review “Item 1A:  Risk Factors” in our Annual Report on Form 10-K

for the fiscal year ended December 29, 2007 (SEC File No. 1-7724), and our subsequent filings, which are incorporated by reference herein.

14.                               What are the risks of participating in the Plan?

As a participant, you bear the risk of fluctuations in the market price of the Common Stock in your Plan Account.  Your investment risks in shares acquired and/or deposited for safekeeping under the Plan are no different from your investment risks in shares held directly by you.  No interest will be paid on funds held by the Administrator pending investment under the Plan.

The Company and the Administrator reserve the right to interpret and regulate the operation of the Plan as the Company deems necessary or desirable.  Neither the Company nor any successor to the Company, the Administrator, its successor or other person serving in any capacity in connection with the Plan will be liable in connection with the interpretation, operation, regulation or administration of the Plan for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon the participant’s death prior to receipt of written notice of such death, with respect to the price or prices at which shares of Common Stock are purchased or sold for a participant’s account, concerning the times purchases or sales are made and the value of shares of Common Stock held for a participant’s Plan Account.

PURCHASES

15.                               What is the source of shares of Common Stock purchased under the Plan?

Shares of Common Stock purchased under the Plan will, in the Company’s sole discretion, be newly issued shares of previously authorized and unissued Common Stock, treasury shares or shares purchased by the Administrator in market or negotiated transactions with persons other than the Company or its affiliates.

16.                               What will be the price of shares purchased under the Plan?

The price per share of all shares of Common Stock purchased under the Plan will be the Average Price, as defined below:

•                  In the case of purchases of the Company’s authorized but unissued shares or treasury shares, the Average Price is determined by averaging the high and low sale prices of shares of Common Stock as reported on the New York Stock Exchange - Composite Transactions Reporting System on the applicable Investment Date.

•                  In the case of purchases of shares in market or negotiated transactions, the Average Price will be the weighted average purchase price per share for all shares purchased for all participants for the applicable Investment Date.

The Company will utilize the net proceeds from the sale of shares of Common Stock under the Plan for its general corporate purposes.

17.                               How many shares will be purchased for participants?

The Administrator will apply all funds received by it from you or on your behalf to the purchase of shares of Common Stock.  Your Plan Account will be credited in book entry form with the number of shares, including fractional shares, equal to the total amount to be invested for your account divided by the Average Price.

18.                               When will purchases of shares be made under the Plan?

Purchases of shares from the Company under the Plan will be made on the applicable Investment Dates.  The Investment Dates for cash dividends are the dividend payment dates.  There will be at least one Investment Date per week for funds received from Initial Investments and Additional Cash Payments, except in each case where deferral is necessary to comply with applicable federal or state securities laws; however, if any of those days is not a day on which the Common Stock trades on the New York Stock Exchange, then the Investment Date will be the next trading day.  Dividends are normally paid quarterly.  In the event shares are purchased in market or negotiated transactions, such purchases will begin on the applicable Investment Date and will be completed as soon as practicable.

19.                               How will market purchases be made?

Open market purchases and purchases made through negotiated transactions may be made by the Administrator, or an agent selected by the Administrator, acting on behalf of Plan participants on any securities exchange where the Common Stock is traded, in the over-the-counter market, or in negotiated transactions, and may be subject to terms agreed to by the Administrator or purchasing agent with respect to price, delivery, and other conditions.  In making market purchases, the Administrator or purchasing agent may combine the funds of Plan participants.  Neither the Company nor any participant will have any authority or power to direct the time or price at which shares may be purchased or the selection of the broker or dealer through or from whom purchases are to be made.  Government or exchange regulations may require the temporary curtailment or suspension of purchases of Common Stock under the Plan, and neither the Administrator nor the Company will be accountable for the inability to make purchases at those times.  If a curtailment or suspension continues, uninvested funds held under the Plan will be refunded to the participants pursuant to the requirements of Questions 6 and 10.

TRANSFERS

20.                               May I transfer shares to the Plan Account of another person?

You may elect to transfer to the Plan Account of any person any number of book-entry in your Plan Account.  You may effect such transfer by delivering to the Administrator the documentation necessary to be completed and received prior to such transfer.  The Administrator will deliver a notice of any such transaction to each such transferor and transferee advising of the subject transaction.

If the transferee is already a Plan participant as of the date on which shares are credited to his/her Plan Account through a transfer, the payment of dividends allocable to such transferred shares will be made according to the instructions previously provided by the transferee for his/her Plan Account.

If the transferee is not already a Plan participant as of the date on which shares are credited to his/her Plan Account through a transfer, the Administrator will open a Plan Account in the name of the transferee using the information provided by the transferor, and the Administrator will send the transferee a prospectus and any related documentation as soon as reasonably practicable, whereupon the transferee will be eligible to submit Additional Cash Payments to the Plan.  Absent direction to the contrary from the transferor, the transferee’s account will be enrolled in the Plan under the full dividend reinvestment option as described in Question 5.  The transferee may change the investment option after the gift has been made as described in Question 8.

COSTS

21.                               Do I incur any expenses in connection with the Plan?

The Company will pay all brokerage commissions and administration and service charges incurred in connection with the Plan and the purchase of shares of Common Stock under the Plan.  However, you will be charged a transaction fee on (i) any sales of shares from your Plan Account (currently $15.00 per transaction plus $0.12 per share, subject to change) and (ii) purchases through electronic fund transfer transactions in an amount equal to the Administrator’s fee in connection with such transaction (currently $2.00 per transaction, subject to change).  You should also note the discussion in Question 29 regarding the federal income tax consequences to you of the Company’s paying these costs.

VOTING

22.                               How will shares credited to a participant’s account under the Plan be voted at meetings of shareholders?

In connection with each meeting of the Company’s shareholders, you will receive either a paper copy of the proxy statement, together with a proxy card, or a Notice of Internet Availability of Proxy Materials.  If you receive a proxy card, it will allow you to vote your shares by telephone, via the Internet or by mail.  If you receive a Notice of Internet Availability of Proxy Materials, it will include instructions on how to access the Company’s proxy materials and vote your shares via the Internet.  The Notice will also include instructions on how you may request delivery at no cost to you of a paper or email copy of proxy materials.

You will be recognized as a shareholder of Common Stock for purposes of eligibility for admission to the Company’s shareholder meetings, voting of the full shares of Common Stock allocable to your Plan Account, disposing of the shares of Common Stock allocable to your Plan Account, and the communications which the Company may from time to time send to its shareholders.

Solicitation of the exercise of your voting rights by the management of the Company and others under a proxy or consent provision applicable to all beneficial holders of Common Stock will be permitted.  Solicitation of the exercise of your tender or exchange offer rights by management of the Company and others will also be permitted.

TERMINATION OF PARTICIPATION

23.                               How do I terminate participation in the Plan?

You may terminate your participation in the Plan at any time by telephone, Internet or written notice of termination to the Administrator.

24.                               When is a termination notice effective?

Termination of your participation in the Plan will be effective upon the Administrator’s receipt of your telephone, Internet or written notice of termination.  However, in the event you have been reinvesting your dividends and your notice of termination is received by the Administrator after a record date for a dividend payment, the Administrator, in its sole discretion, may either distribute that dividend in cash or reinvest it in shares on your behalf.  In the event the dividend is reinvested, the Administrator will process your withdrawal from the Plan as soon as practicable, but in no event later than five business days after the purchase is complete.

25.                               What will I receive upon termination?

The Administrator will send you, as promptly as practicable after the Administrator’s receipt of your telephone or written notice of termination, a certificate for the whole shares held in your Plan Account and a cash payment for any fractional share based upon the then current market value of the Common Stock less any brokerage commission, any service fee and any other costs of sale.  However, you may request in your telephone, Internet or written notice of termination that all or part of the shares credited to your Plan Account be sold.  In this case, the shares credited to your Plan Account will be sold by the Administrator.  The sale price will be the average per share price of sales of Common Stock made by the Administrator on behalf of Plan participants on your sale date.  The proceeds of the sale, less any brokerage commissions, a service fee and any other costs of sale will be forwarded to you by check by the Administrator as promptly as practicable.

MODIFICATION, SUSPENSION OR TERMINATION OF THE PLAN

26.                               May the Plan be changed or discontinued?

Yes.  The Company and the Administrator reserve the right to amend, suspend, modify or terminate the Plan at any time.  All participants will receive notice of any suspension, termination or significant amendment or modification of the Plan.  However, any amendment, modification, suspension or termination of the Plan will not affect your rights as a shareholder in any way, and any whole shares you own will continue to be credited to your account in book-entry form with the Administrator unless you specifically request otherwise.  Cash payments will be made for any fractional shares credited to Plan Accounts (as described in Question 25 above).

ISSUANCE OF CERTIFICATES

27.                               Will stock certificates be issued for shares of Common Stock purchased?

Normally, you will not be issued certificates for Common Stock purchased for your Plan Account.  Shares are held on behalf of the Plan participants by the Administrator.  However, upon your telephone, Internet or written request, the Administrator will issue or cause to be issued to you a certificate for all or any portion of the full shares credited to your Plan Account.

SALE OF SHARES

28.                               Can I sell shares held in my Plan Account?

Participants may request the Administrator to sell any number of whole shares held in their Plan Accounts by completing the information on the bottom portion of their statement or by giving detailed written instructions to the Administrator.  Alternatively, the participant may call 1-800-446-2617 or go to www.computershare.com/investor.  The Administrator will initiate the sale as soon as practicable after receiving the notification.  Sales will be made for the participant’s account on the open market by the Administrator.  The Participant will receive the proceeds, less a service fee (currently $15.00 per transaction, subject to change), a brokerage commission (currently $0.12 per share sold, subject to change) and any other costs of sale.  The net proceeds of shares sold through the Plan will be paid to the participant by check.

FEDERAL INCOME TAX CONSIDERATIONS

29.                               What are the federal income tax considerations of participation in the Plan?

For federal income tax purposes, the Plan is designed to result in you and any nonparticipating shareholder receiving equivalent value as a result of cash dividends paid by the Company.  If shares are acquired for your Plan Account as a result of reinvestment of cash dividends, then you will be treated as having received a taxable stock distribution equal to the full amount of money which could have been received as a cash dividend.  If any brokerage commissions are paid by the Company in the acquisition of shares on your behalf, then you will also be treated as having received a constructive taxable distribution in the amount of these commissions.  The Administrator will furnish you with annual information as to the amount of these taxable distributions to the extent required by law.

Participants will not recognize taxable income when they receive certificates for shares credited to their Plan Account, either upon their request for such certificates or upon withdrawal from or termination of the Plan.  However, participants will generally recognize gain or loss when full shares acquired under the Plan are sold or exchanged either through the Plan at their request or by the participants after withdrawal from or termination of the Plan.  Participants will also generally recognize gain or loss when they receive cash payments for fractional shares credited to their account upon withdrawal from or termination of the Plan.  The amount of gain or loss will be the difference between the amount a participant receives for his or her full shares or fractional shares and the tax basis for such shares.  Generally, the gain or loss will be a capital gain or loss, long-term or short-term depending on the holding period.  Currently, net long-term capital gains of certain taxpayers are taxed at lower rates than other items of taxable income.

Your tax basis for shares purchased through the Plan (including fractional shares) will be equal to:

•                  the amount of the reinvested dividends,

•                  the amount of Additional Cash Payments,

•                  the amount of your Initial Investment, if applicable, and

•                  the amount of any brokerage commissions paid by the Company on your behalf.

Your holding period for shares purchased through the Plan will begin on the day following the date on which those shares are credited to your Plan Account.

Participants should not be treated as receiving an additional taxable distribution relating to their pro rata share of the Administrator’s fees or other costs of administering the Plan, most of which will be paid by the Company.  However, there can be no assurance that the Internal Revenue Service (“IRS”) will concur with this position.  The Company has no present plans to seek formal advice from the IRS on this issue.

If you are a foreign shareholder subject to U.S. income tax withholding or are a U.S. shareholder subject to backup withholding on dividends, then you should consult with your tax adviser as to the effect of such withholding.  Any amount invested on your behalf under these circumstances will be reduced by the amount of tax required to be withheld.  Likewise, if you sell shares through the Plan and are subject to backup withholding, you will only receive the net cash proceeds from such sale.

Federal law requires the Administrator to withhold an amount (based upon the current applicable rate) from the amount of dividends and the proceeds of any sales of shares if:

•                  You fail to certify to the Administrator that you are not subject to backup withholding and that the taxpayer identification number on your account is correct (on Form W-9), or

•                  The IRS notifies the Company or the Administrator that you are subject to backup withholding.

Any amounts withheld will be deducted from the dividends and/or from the proceeds of any sale of shares, and the remaining amount will be reinvested or paid as you have instructed.

In addition, if you are not a U.S. person, additional U.S. income tax withholding that is not fully discussed here may apply.  Any amounts withheld will be deducted from the dividends and/or from the proceeds of any sale of shares, and the remaining amount will be reinvested or paid as you have instructed.

You may obtain a Form W-9 from the IRS or by contacting the Administrator.

THE ABOVE DISCUSSION SETS FORTH THE GENERAL FEDERAL INCOME TAX CONSEQUENCES FOR AN INDIVIDUAL PARTICIPATING IN THE PLAN.  THIS DISCUSSION IS NOT, HOWEVER, INTENDED TO BE AN EXHAUSTIVE TREATMENT OF SUCH TAX CONSIDERATIONS.  FUTURE LEGISLATIVE CHANGES OR CHANGES IN ADMINISTRATIVE OR JUDICIAL INTERPRETATIONS, SOME OR ALL OF WHICH MAY BE

RETROACTIVE, COULD SIGNIFICANTLY ALTER THE TAX TREATMENT DISCUSSED HEREIN.  ACCORDINGLY, AND BECAUSE TAX CONSEQUENCES MAY DIFFER AMONG PARTICIPANTS IN THE PLAN, EACH PARTICIPANT IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES (INCLUDING STATE INCOME TAX CONSEQUENCES) THAT MAY RESULT FROM PARTICIPATION IN AND THE SUBSEQUENT DISPOSAL OF SHARES PURCHASED UNDER THE PLAN.

OTHER INFORMATION

30.                               What happens if the Company pays a stock dividend, declares a stock split, or makes a rights offering?

Any stock dividends or split shares of Common Stock distributed by the Company on shares held by the Administrator for a participant’s Plan Account or held by the participants in the form of stock certificates will be added to the participant’s Plan Account.  In the event of any change in the outstanding shares of Common Stock subsequent to the date of this prospectus by reason of any stock dividend, stock split, rights offering on similar transaction, the number of shares of Common Stock covered by this prospectus will be appropriately adjusted automatically.

In the event of a rights offering, the participant will receive rights based upon the total number of whole shares owned, that is, the total number of shares registered in the participant’s name and the total number of whole shares held in the participant’s Plan account.

31.                               How can I communicate with the Administrator regarding the Plan?

All correspondence and inquiries concerning the Plan should be directed to:

Mail

Snap-on Dividend Reinvestment and Direct Stock Purchase Plan

ComputershareTrust Company, N.A.

P.O. Box 43078

Providence, R.I.  02940-3078

Be sure to include a reference to Snap-on in your correspondence.

Telephone

Shareholder customer service, including sale of shares and non-shareholders requesting Plan material:  1-800-446-2617

An automated voice response system is available 24 hours a day, 7 days a week.

Customer service representatives are available 9:00 a.m. - 5:00 p.m. Eastern time each business day.

TDD: 1-201-222-4955  A telecommunications device is available for the hearing impaired.

Foreign language translation service for more than 140 foreign languages is available.

Internet

You can also obtain information about your account via the Internet at the Administrator’s web site, www.computershare.com/investor.  At the web site, through account access, you can access your share balance, enroll in the Plan, terminate participation in the Plan, sell shares, request a stock certificate, change dividend payment options and obtain online forms.  To obtain access, click Register Now, fill in the required information, accept the Terms & Conditions and select a User ID and password.  You can request a new password on-line or by calling the Administrator at 1-800-446-2617.

USE OF PROCEEDS

The Company is unable to predict the number of shares of Common Stock that will be purchased directly from it under the Plan or the prices at which the shares will be purchased.  To the extent that the Common Stock offered hereby is purchased directly from the Company, the net proceeds from the sale will be added to the general funds of the Company and will be used for general corporate purposes.

The Company will pay all fees, commissions and expenses incurred in connection with the Plan, except for certain electronic funds transfer fees (currently $2.00 per transaction, subject to change) and fees associated with sales of shares from a participant’s Plan Account (currently $15.00 per transaction and $0.12 per share sold, subject to change), which fees shall be paid by the participants.

THE COMPANY

Snap-on was incorporated under the laws of the state of Wisconsin in 1920 and reincorporated under the laws of the state of Delaware in 1930.  Snap-on is a leading global innovator, manufacturer and marketer of tools, diagnostics, equipment, software and service solutions for professional users.  Products and services include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle dealerships and repair centers, as well as customers in industry, government, agriculture, aviation and natural resources.  Snap-on also derives income from various financing programs to facilitate the sales of its products.  Snap-on’s headquarters are located at 2801 80th Street, Kenosha, Wisconsin 53143 and its telephone number is (262) 656-5200.

Snap-on markets its products and brands through multiple distribution sales channels in approximately 130 countries. Snap-on’s largest geographic markets include the United States, Australia, Canada, China, France, Germany, Italy, Japan, the Netherlands, Spain, Sweden and the United Kingdom.  Snap-on also reaches its customers through the company’s franchisee, company-direct, distributor and Internet channels.  Snap-on originated the mobile van tool distribution channel in the automotive repair market.

Snap-on’s business segments are based on the organization structure used by management for making operating and investment decisions and for assessing performance.  Snap-on’s reportable business segments include: (i) the Commercial & Industrial Group; (ii) the Snap-on Tools Group; (iii) the Diagnostics & Information Group; and (iv) Financial Services.  The Commercial & Industrial Group consists of the business operations providing tools and equipment products and equipment repair services to a broad range of industrial and commercial customers worldwide through direct, distributor and other non-franchise distribution channels. The Snap-on Tools Group consists of the business operations serving the worldwide franchise van channel.  The Diagnostics & Information Group consists of the business operations providing diagnostics equipment, vehicle service information, business management systems, electronic parts catalogs, and other solutions for vehicle service to customers in the worldwide vehicle service and repair marketplace. Financial Services consists of the business operations of Snap-on Credit LLC, a consolidated, 50%-owned joint venture between Snap-on and The CIT Group, Inc., and Snap-on’s wholly owned finance subsidiaries in those international markets where Snap-on has franchise operations.

LEGAL MATTERS

Quarles & Brady LLP, 411 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, our counsel, will pass upon the validity of the Common Stock offered pursuant to this prospectus supplement and the accompanying prospectus.  The opinion of Quarles & Brady LLP may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance and sale of the common stock.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements, and other information with the Commission.  You may review and obtain copies of the Company’s information at the Securities and Exchange Commission’s Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C.  20549.  Please call 1-202-551-8090 for information relating to the operation of the Public Reference Room.  Reports and other information about the Company are available on the EDGAR Database on the Securities and Exchange Commission’s Internet site at http://www.sec.gov.  Copies of the information may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the Public Reference Section, Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549-0102.   In addition, such material may also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

The Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended.  This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission.  The omitted information may be obtained as set forth herein.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents and amendments thereto which have been filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (File No. 1-7724), are incorporated by reference into this prospectus:  (i) the Company’s Annual Report on Form 10-K for the year ended December 29, 2007; (ii) the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 29, 2008, June 28, 2008 and September 27, 2008; (iii) the Company’s Current Reports on Form 8-K dated January 31, 2008, February 19, 2008 and May 30, 2008; and (iv) the description of Common Stock of the Company contained in the Registration Statement on Form 8-A dated January 12, 1978, including any amendment or report filed for the purpose of updating such description.

Each document filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all such securities then remaining unsold will be deemed to be incorporated by this reference into this prospectus from the date of filing of such documents, and this prospectus and the Registration Statement will be deemed to be modified or superseded by such documents.

The Company will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of the Company’s current annual report to shareholders and of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents).  Requests should be directed to Snap-on Incorporated, Attn: Corporate Secretary, 2801 80th Street, Kenosha, Wisconsin 53143; telephone (414) 656-5200.

PROSPECTUS

SNAP-ON INCORPORATED

DEBT SECURITIES
DEBT WARRANTS
PREFERRED STOCK
PREFERRED WARRANTS
CURRENCY WARRANTS

We may offer these securities in amounts, at prices and on terms determined at the time of offering. Each time securities are sold using this prospectus, we will provide a supplement to this prospectus and possibly other offering material containing specific information about the offering and the terms of the securities being sold. The supplement or other offering material may add, update or change information contained in this prospectus. Our common stock is traded on the New York Stock Exchange under the symbol “SNA”.

We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continued or a delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution.

You should read this prospectus and any supplement carefully before you invest.

See “Risk Factors” in the accompanying prospectus supplement or in such other document we refer you to in the accompanying prospectus supplement for a discussion of certain risks that prospective investors should consider before investing in our securities.

These securities have not been approved by the Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 9, 2007.

This prospectus is a part of the registration statement that we filed with the Securities and Exchange Commission. You should read this prospectus together with the more detailed information regarding our company, our securities and our financial statements and notes to those statements that appear elsewhere in this prospectus or that we incorporate in this prospectus by reference.

You should rely on the information contained in, or incorporated by reference in, this prospectus and in any accompanying prospectus supplement. We have not authorized anyone to provide you with information different from that contained in, or incorporated by reference in, this prospectus, any prospectus supplement or any other offering material. You should not assume that the information in this prospectus, any prospectus supplement or any other offering material is accurate as of any date other than the respective dates on the front of the prospectus, prospectus supplement or other offering material, as applicable.

THE COMPANY

Snap-on Incorporated, which has been in existence for more than 85 years, is a leading global innovator, manufacturer and marketer of tools, diagnostics and equipment solutions for professional users under various brands and trade names. Our headquarters are located at 2801 80th Street, Kenosha, Wisconsin 53143 and our telephone number is (262) 656-5200.

Our product lines include a broad range of hand and power tools, tool storage, saws and cutting tools, pruning tools, vehicle service diagnostics equipment, vehicle service equipment, including wheel service, safety testing and collision repair equipment, vehicle service information, business management systems, equipment repair services, and other tool and equipment solutions. As a result of our acquisition of ProQuest Business Solutions, our product lines also include integrated software, services and systems that transform complex technical data for parts catalogs into electronic information for the automotive, powersports and outdoor power markets. The financial results of ProQuest Business Solutions will be included in the Diagnostics and Information segment. We also derive income from various financing programs to facilitate the sales of our products. Our customers include automotive technicians, vehicle service centers, manufacturers, industrial tool and equipment users, and those involved in commercial applications such as construction, electrical and agriculture.

We market our products and brands through multiple distribution sales channels in more than 125 countries. Our largest geographic markets include the United States, Australia, Canada, China, France, Germany, Italy, Japan, the Netherlands, Spain, Sweden and the United Kingdom. We originated the mobile dealer van tool distribution channel in the automotive repair segment, but we also reach our customers through company direct, distributor and Internet channels.

Our business segments are based on the organization structure that management uses in making operating and investment decisions and in assessing performance. Our reportable business segments include: (1) the Snap-on Tools Group (2) the Commercial and Industrial Group; (3) the Diagnostics and Information Group; and (4) Financial Services. The Snap-on Tools Group consists of our business operations serving the worldwide franchised van channel. The Commercial and Industrial Group consists of the business operations providing tools and equipment products and equipment repair services to a broad range of industrial and commercial customers worldwide through direct, distributor and other non-franchised distribution channels. The Diagnostics and Information Group consists of the business operations providing diagnostics equipment, vehicle service information, business management systems, and other solutions for vehicle service to customers in the worldwide vehicle service and repair marketplace. Financial Services consists of the business operations of Snap-on Credit LLC, a consolidated, 50%-owned joint venture between Snap-on and The CIT Group, Inc., and our wholly owned finance subsidiaries in those international markets where we have franchisee operations.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement and/or other offering material.

SECURITIES TO BE OFFERED

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time securities in one or more offerings. We may offer and sell the following securities:  debt securities, debt warrants, preferred stock, preferred warrants and currency warrants. This prospectus provides you with a general description of these securities.

Each time we offer securities, we will provide you with a prospectus supplement and possibly other offering material that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement or other offering material may also add, update or change information contained in this prospectus.

DESCRIPTION OF DEBT SECURITIES

The following description of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the provisions described in this prospectus may apply to the offered debt securities will be described in the prospectus supplement and/or other offering material relating to the offered debt securities.

Senior debt securities will be issued under an indenture between Snap-on and U.S. Bank National Association, as trustee, a form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the senior debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the indenture.

The following summaries of the material provisions of the indenture and the debt securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture, including the definitions of specified terms used in the indenture, and the debt securities. Wherever particular articles, sections or defined terms of an indenture are referred to, it is intended that those articles, sections or defined terms will be incorporated herein by reference, and the statement in connection with which reference is made is qualified in its entirety by the article, section or defined term in the indenture.

General

The indenture does not limit the amount of debt, either secured or unsecured, which we may issue under the indenture or otherwise. The debt securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Some of the debt securities may be issued under the indenture as original issue discount securities to be sold at a substantial discount below their principal amount. Federal income tax and other considerations applicable to any original issue discount securities will be described in the related prospectus supplement. We have the right to “reopen” a previous issue of a series of debt by issuing additional debt securities of such series.

Snap-on conducts a material amount of its operations through subsidiaries and it expects that it will continue to do so. As a result, the right of Snap-on to participate as a shareholder in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise and the ability of holders of the notes to benefit as creditors of Snap-on from any distribution are subject to prior claims of creditors of the subsidiary. The notes will also effectively rank junior in right of payment to any secured debt of Snap-on.

The prospectus supplement relating to the particular debt securities offered thereby will describe the following terms of the offered debt securities:

•  the title of the offered debt securities;

•  any limit upon the aggregate principal amount of the offered debt securities;

•  the date or dates (or the manner of calculation thereof) on which the principal of the offered debt securities is payable;

•  the rate or rates (or the manner of calculation thereof) at which the offered debt securities shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the regular record date for the interest payable on any interest payment date;

•  the place or places where the principal of and premium, if any, and interest, if any, on the offered debt securities will be payable and each office or agency where the offered debt securities may be presented for transfer or exchange;

•  the period or periods within which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, at our option;

•  our obligation, if any, to redeem or purchase the offered debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices in the currency at which, the currency or currency units in which, and the terms and conditions upon which the offered debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•  the denominations in which the offered debt securities shall be issuable if other than denominations of $1,000 and any integral multiple thereof;

•  the application, if any, of certain provisions of the indenture relating to discharge and defeasance described in this prospectus with respect to the offered debt securities;

•  if other than the currency of the United States of America, the currencies in which payments of interest or principal of (and premium, if any, with respect to) the offered debt securities are to be made;

•  if the interest on or principal of (or premium, if any, with respect to) the offered debt securities are to be payable, at our election or at the election of a holder thereof or otherwise, in a currency other than that in which such offered debt securities are payable, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency in such offered debt securities are denominated or stated to be payable and the currency in which such offered debt securities or any of them are to be so payable;

•  whether the amount of payments of interest on or principal of (or premium, if any, with respect to) the offered debt securities of such series may be determined with reference to an index, formula or other method (which index, formula or method or method may be based, without limitation, on one or more currencies, commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;

•  the extent to which any offered debt securities will be issuable in permanent global form, the manner in which any payments on a permanent global debt security will be made, and the appointment of any depository relating thereto;

•  any deletions from, modifications of or additions to the events of default or covenants with respect to the offered debt securities of such series, whether or not such events of default or covenants are consistent with the events of default or covenants set forth herein;

•  whether any of the offered debt securities are to be issuable upon the exercise of warrants, and, if so, the time, manner and place for such offered debt securities to be authenticated and delivered; and

•  any other terms of the series (which terms shall not be inconsistent with the provisions of the indenture).

Unless otherwise indicated in any prospectus supplement, principal of and premium, if any, and interest, if any, on the offered debt securities will be payable, and transfers of the offered debt securities will be registerable, at the corporate trust office of the trustee. Alternatively, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the debt security register.

Floating Rate Notes

Floating rate notes issued under the indenture will bear interest at a floating interest rate. Interest payable on any interest payment date or on the date of maturity will be the amount of interest accrued from and including the date of original issuance or from and including the most recent interest payment date on which interest has been paid or duly made available for payment to but excluding the interest payment date or the date of maturity, as the case may be.

The interest rate for the initial interest period will be the three-month London Interbank offer rate (“LIBOR”), determined as described below as of the applicable determination date, plus a number of basis points to be described in the related prospectus supplement. The interest rate on the floating rate notes for each subsequent interest period will be reset quarterly on each interest payment date. The floating rate notes will bear interest at an annual rate (computed on the basis of the actual number of days elapsed over a 360-day year) equal to LIBOR plus a number of basis points to be described in the related prospectus supplement.

The interest rate in effect for the floating rate notes on each day will be (a) if that day is an interest reset date, the interest rate determined as of the determination date (as defined below) immediately preceding such interest reset date or (b) if that day is not an interest reset date, the interest rate determined as of the determination date immediately preceding the most recent interest reset date. The determination date will be the second London Business Day immediately preceding the applicable interest reset date.

The calculation agent will be the trustee initially. LIBOR will be determined by the calculation agent as of the applicable determination date in accordance with the following provisions:

•  LIBOR will be determined on the basis of the offered rates for deposits in U.S. dollars of not less than U.S. $1,000,000 having a three-month maturity, beginning on the second London Business Day immediately following that determination date, which appears on Telerate Page 3750 (as defined below) as of approximately 11:00 a.m., London time, on that determination date. “Telerate Page 3750” means the display designated on page “3750” on Moneyline Telerate, Inc. (or such other page as may replace the 3750 page on that service, any successor service or such other service or services as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If no rate appears on Telerate Page 3750, LIBOR for such determination date will be determined in accordance with the provisions of paragraph (2) below.

•  With respect to a determination date on which no rate appears on Telerate Page 3750 as of approximately 11:00 a.m., London time, on that determination date, the calculation agent will request the principal London office of each of four major reference banks (which may include an affiliate of one or more underwriters) in the London interbank market selected by the calculation agent (after consultation with us) to provide the calculation agent with a quotation of the rate at which deposits of U.S. dollars having a three-month maturity, beginning on the second London Business Day immediately following that determination date, are offered by it to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on that determination date in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in that market at that time. If at least two quotations are provided, LIBOR for that determination date will be the arithmetic mean of the quotations as calculated by the calculation agent. If fewer than two quotations are provided, LIBOR for that determination date will be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., New York City time, on that determination date by three major banks selected by the calculation agent (after consultation with us) for loans in U.S. dollars to leading European banks having a three-month maturity beginning on the second London Business Day immediately following that determination date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in that market at that time; provided, however, that if the banks selected by the calculation agent are not quoting the rates described in this sentence, LIBOR for that determination date will be LIBOR determined with respect to the immediately preceding determination date, or in the case of the first determination date, LIBOR for the initial interest period.

If the date of maturity of the floating rate notes falls on a day that is not a LIBOR Business Day, the related payment of principal and interest will be made on the next LIBOR Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next LIBOR Business Day. If any interest reset date or interest payment date (other than at the date of maturity) would otherwise be a day that is not a LIBOR Business Day, that interest reset date and interest payment date will be postponed to the next date that is a LIBOR Business Day, except that if such LIBOR Business Day is in the next calendar month, such interest reset date and interest payment date (other than at the date of maturity) shall be the immediately preceding LIBOR Business Day.

“LIBOR Business Day” means any day other than Saturday or Sunday or a day on which banking institutions or trust companies in the City of New York are required or authorized to close and that is also a London Business Day.

“London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

Optional Redemption

Floating Rate Notes

All or a portion of floating rate notes may be redeemed at our option at any time or from time to time, after a set date to be identified in the applicable prospectus supplement. The redemption price of the floating rate notes will be 100% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date.

Notwithstanding the foregoing, installments of interest on floating rate notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the floating rate notes and the indenture. The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

We will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each registered holder of the floating rate notes. Once notice of redemption is mailed, the floating rate notes will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date.

On and after the redemption date, interest will cease to accrue on the floating rate notes or any portion of the floating rate notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before the redemption date, we will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the floating rate notes to be redeemed on that date. If less than all of the floating rate notes are to be redeemed, the floating rate notes to be redeemed shall be selected by lot by The Depository Trust Company (DTC), in the case of floating rate notes represented by a global security, or by the trustee by a method the trustee deems to be fair and appropriate, in the case of floating rate notes that are not represented by a global security.

Fixed Rate Notes

All or a portion of the fixed rate notes may be redeemed at our option at any time or from time to time. The redemption price for the fixed rate notes to be redeemed on any redemption date will be equal to the greater of the following amounts:

•  100% of the principal amount of the fixed rate notes being redeemed on the redemption date; and

•  the sum of the present values of the remaining scheduled payments of principal and interest on the fixed rate notes being redeemed on that redemption date (not including any portion of any payments of interest accrued to the redemption date), discounted to the redemption date on a semiannual basis at the Treasury Rate (as defined below), plus a set number of basis points to be identified in the applicable prospectus supplement, as determined by the Reference Treasury Dealer (as defined below), plus, in each case, accrued and unpaid interest on the fixed rate notes to the redemption date. Notwithstanding the foregoing, installments of interest on fixed rate notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the fixed rate notes and the indenture. The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

We will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each registered holder of the fixed rate notes. Once notice of redemption is mailed, the fixed rate notes will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the fixed rate notes, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the fixed rate notes.

“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations, or (C) if only one Reference Treasury Dealer Quotation is received, such Quotation.

“Reference Treasury Dealer” (A) Citigroup Global Markets Inc., or Credit Suisse Securities (USA) LLC or J.P. Morgan Securities Inc. (or their respective affiliates which are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by us.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

On and after the redemption date, interest will cease to accrue on the fixed rate notes or any portion of the fixed rate notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before the redemption date, we will deposit with a paying agent (or the trustee)

money sufficient to pay the redemption price of and accrued interest on the fixed rate notes to be redeemed on that date. If less than all of the fixed rate notes are to be redeemed, the fixed rate notes to be redeemed shall be selected by lot by DTC, in the case of fixed rate notes represented by a global security, or by the trustee by a method the trustee deems to be fair and appropriate, in the case of fixed rate notes that are not represented by a global security.

Denominations, Registration and Transfer

Unless otherwise indicated in any prospectus supplement, the offered debt securities will be issued only in fully registered form without coupons in denominations of $1,000 or any integral multiple of $1,000, or the equivalent in foreign currency. No service charge will be made for any registration of transfer or exchange of offered debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

If the purchase price of any of the offered debt securities is denominated in a foreign currency or currencies or foreign currency unit or units or if the principal of, premium, if any, or interest, if any, on any series of offered debt securities is payable in a foreign currency or currencies or foreign currency unit or units, the restrictions, elections, tax consequences, specific terms and other information with respect to the issue of offered debt securities and the foreign currency or currencies or foreign currency unit or units will be described in the related prospectus supplement.

We will not be required to issue, register the transfer of, or exchange debt securities of any series during the period from 15 days prior to the mailing of a notice of redemption of debt securities of that series to the date the notice is mailed. We will also not be required to register the transfer of or exchange any debt security so selected for redemption, except the unredeemed portion of any debt security being redeemed in part.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for common stock or preferred stock, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Terms may include provisions for conversion or exchange that is either mandatory, at the option of the holder, or at our option. The number of shares of common stock or preferred stock to be received by the holders of the debt securities will be calculated in the manner, according to the factors and at the time as described in the related prospectus supplement.

Covenants Applicable to Senior Debt Securities

Limitations on Secured Debt

We may not, and may not permit our restricted subsidiaries to, create, assume, or guarantee any indebtedness secured by mortgages, pledges, liens, encumbrances, conditional sale or title retention agreements (excluding operating leases) or other security interests, which we refer to collectively as security interests, on any of our principal properties or any shares of capital stock or indebtedness of any of our restricted subsidiaries without making effective provision for securing the senior debt securities offered under this prospectus and any prospectus supplement equally and ratably with the secured debt. Notwithstanding this limitation on secured debt, we and our restricted subsidiaries may have debt secured by:

•  any security interest on any property hereafter acquired or constructed by us or a restricted subsidiary to secure or provide for the payment of all or any part of the purchase price or construction cost of such property, including, but not limited to, any indebtedness incurred by us or a restricted subsidiary prior to, at the time of, or within 180 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which indebtedness is incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon; or (b) the acquisition of property subject to any security interest upon such property existing at the time of acquisition thereof, whether or not assumed by us or such restricted subsidiary; or (c) any security interest existing on the property or on the outstanding shares of capital stock or indebtedness of a person at the time such person shall become a restricted subsidiary; or (d) a security interest on property or shares of capital stock or indebtedness of a person existing at the time such person is merged into or consolidated with us or a restricted subsidiary or at the time of a sale, lease or other disposition of the properties of a person or firm as an entirety or substantially as an entirety to us or a restricted subsidiary, provided, however, that no such security interest shall extend to any other principal property of ours or such restricted subsidiary prior to such acquisition or to the other principal property thereafter acquired other than additions to such acquired property;

•  security interests in property of ours or a restricted subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any department, agency or instrumentality or political subdivision thereof (including, without limitation, security interests to secure indebtedness of the pollution control or industrial revenue bond type), in order to permit us or a restricted subsidiary to perform any contract or subcontract made by it with or at the request of any of the foregoing, or to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such security interests;

•  any security interest on any property or assets of any restricted subsidiary to secure indebtedness owing by it to us or to a restricted subsidiary;

•  any security interest on any property or assets of ours to secure indebtedness owing by us to any restricted subsidiary;

•  mechanics’, materialmen’s, carriers’ or other like liens arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not due or which are being contested in good faith;

•  any security interest arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license and any security interest to secure public or statutory obligations;

•  security interests for taxes, assessments or governmental charges or levies not yet delinquent, or the security interests for taxes, assessments or government charges or levies already delinquent but the validity of which is being contested in good faith;

•  security interests (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed;

•  landlords’ liens on fixtures located on premises leased by us or a restricted subsidiary in the ordinary course of business;

•  security interests in connection with certain permitted receivables financings; or

any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any security interest permitted by the indenture.

Limitation on Sale and Leaseback Transactions

We and our restricted subsidiaries may not engage in sale and leaseback transactions (excluding such transactions between us and our restricted subsidiaries or between our restricted subsidiaries) whereby a principal property that is owned by us or one of our restricted subsidiaries and that has been in full operation for more than 180 days is sold or transferred with the intention of taking back a lease of such property (except a lease for a term of no more than three years entered into with the intent that the use by us or such restricted subsidiary of such property will be discontinued on or before the expiration of such term).

The sale and leaseback of a principal property is not prohibited, however, if we and the applicable restricted subsidiary would be permitted under the indenture to incur secured debt equal in amount to the amount realized or to be realized upon the sale or transfer secured by a lien on the principal property to be leased without equally and ratably securing the senior debt securities. We and our restricted subsidiaries may also engage in an otherwise prohibited sale and leaseback transaction if an amount equal to the value of the principal property so leased is applied, subject to credits for delivery by us to the trustee of senior debt securities we have previously purchased or otherwise acquired and specified voluntary redemptions of the senior debt securities, to the retirement (other than mandatory retirement), within 120 days of the effective date of the arrangement, of specified indebtedness for borrowed money incurred or assumed by us or a restricted subsidiary, as shown on our most recent consolidated balance sheet and, in the case of our indebtedness, the indebtedness is not subordinate and junior in right of payment to the prior payment of the senior debt securities.

Permitted Secured Debt

Notwithstanding the limitations on secured debt and sale and leaseback transactions described in this prospectus, we and our restricted subsidiaries may, without securing the senior debt securities, issue, assume or guarantee secured debt which would otherwise be subject to the foregoing restrictions, provided that after giving effect to any secured debt permitted by this exception, the aggregate amount of our secured debt and that of our restricted subsidiaries then outstanding (excluding indebtedness secured by the types of security interests listed above under the heading “Limitations on Secured Debt”) and the aggregate value of sale and leaseback transactions, other than sale and leaseback transactions in connection with which indebtedness has been, or will be, retired in accordance with the preceding paragraph, at such time does not exceed 10% of our consolidated stockholders’ equity.

For purposes of determining the amount of secured debt permitted by the exception described in the paragraph above, “consolidated stockholders’ equity” means, at any date, our stockholders’ equity and that of our consolidated subsidiaries determined on a consolidated basis as of such date in accordance with generally accepted accounting principles; provided that, our consolidated stockholders’ equity and that of our consolidated subsidiaries is to be calculated without giving effect to (i) the application of Financial Accounting Standards Board Statement No. 106 or (ii) the cumulative foreign currency translation adjustment. The term “consolidated subsidiary” means, as to any person, each subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such person in accordance with generally accepted accounting principles.

Restrictions on Transfer of Principal Properties to Specified Subsidiaries

The indenture provides that, so long as the senior debt securities of any series are outstanding, we will not, and will not cause or permit any restricted subsidiary to, transfer any principal property to any unrestricted subsidiary, unless such subsidiary shall apply within one year after the effective date of the transaction, or shall have committed within one year of the effective date to apply, an amount equal to the fair value of the principal property at the time of transfer:

•  to the acquisition, construction, development or improvement of properties or facilities which are, or upon the acquisition, construction, development or improvement will be, a principal property or properties or a part thereof;

•  to the redemption of senior debt securities;

•  to the repayment of indebtedness of us or any of our restricted subsidiaries for money borrowed having a maturity of more than 12 months from the date of our most recent consolidated balance sheet, other than any indebtedness owed to any restricted subsidiary; or

•  in part to an acquisition, construction, development or improvement and in part to redemption and/or repayment, in each case as described above.

The fair value of any principal property for purposes of this paragraph will be as determined by our board of directors. In lieu of applying all or any part of any amount to redemption of senior debt securities, we may, within one year of the transfer, deliver to the trustee under the indenture senior debt securities of any series, other than senior debt securities made the basis of a reduction in a mandatory sinking fund payment, for cancellation and thereby reduce the amount to be applied to the redemption of senior debt securities by an amount equivalent to the aggregate principal amount of the senior debt securities so delivered.

Certain Definitions

The following are the meanings of terms that are important in understanding the covenants previously described:

•  “principal property” means any manufacturing plant, office building or similar facility (including associated fixtures but excluding leases and other contract rights which might otherwise be deemed real property) owned by us or any restricted subsidiary, whether owned on the date hereof or thereafter, provided each such plant, office building or similar facility has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made of in excess of five percent of the consolidated net tangible assets of us and the restricted subsidiaries and is located in the United States of America, Canada or the Commonwealth of Puerto Rico, other than any such plant, office building or similar facility or portion thereof which, in the opinion of the board of directors (evidenced by a certified board resolution thereof delivered to the Trustee), is not of material importance to the business conducted by us and our restricted subsidiaries taken as a whole.

•  “restricted subsidiary” means any subsidiary of the company that is not an unrestricted subsidiary.

•  “secured debt” means indebtedness for money borrowed and any debt which is secured by a security interest in (a) any principal property or (b) any shares of capital stock or indebtedness of any restricted subsidiary.

•  “subsidiary” means any person of which we, or we and one or more of our subsidiaries, or any one or more subsidiaries, directly or indirectly own more than 50% of the voting stock of such person.

•  “unrestricted subsidiary” means (a) any subsidiary of ours that at the time of determination shall be designated an unrestricted subsidiary by the board of directors (provided, however, that any subsidiary of ours having, as of the end of our most recently completed fiscal year, (i) assets with a value in excess of 5% of the total value of the assets of us and our subsidiaries taken as a whole, or (ii) gross revenue in excess of 5% of our total (gross) revenue and of our subsidiaries taken as a whole, may not be designated as an unrestricted subsidiary under the indenture); and (b) any subsidiary of an unrestricted subsidiary.

Merger

The indenture provides that we may, without the consent of the holders of debt securities, consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge into any other person, provided that:

•  the successor person is a person organized and existing under the laws of the United States or a state thereof;

•  the successor person expressly assumes the due and punctual payment of the principal of and premium, if any, and interest on all debt securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by us by supplemental indenture satisfactory to the trustee, executed and delivered to the trustee by the successor corporation; and

•  immediately after giving effect to the transaction, no default under the indenture has occurred and is continuing.

In addition, we must provide to the trustee an opinion of legal counsel that any such transaction and any assumption by a successor person complies with the applicable provisions of the indenture and that we have complied with all conditions precedent provided in the indenture relating to such transaction.

Other than the covenants described above, or as set forth in any accompanying prospectus supplement, the indenture contains no covenants or other provisions designed to afford holders of the debt securities protection in the event of a takeover, recapitalization or a highly leveraged transaction involving us.

Modification of the Indenture

With the consent of the holders of more than 50% in aggregate principal amount of any series of debt securities then outstanding under the indenture, waivers, modifications and alterations of the terms of either indenture may be made which affect the rights of the holders of the series of debt securities. However, no modification or alteration may be made which will:

•  extend the fixed maturity of any debt security, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or any premium thereon, or make the principal thereof or interest or premium thereon payable in any coin or currency other than that provided in the debt securities, without the consent of the holder of each outstanding debt security affected thereby; or

•  without the consent of all of the holders of any series of debt securities then outstanding affected thereby, reduce the percentage of debt securities of that series, the holders of which are required to consent to:

•   any supplemental indenture;

•   rescind and annul a declaration that the debt securities of any series are due and payable as a result of the occurrence of an event of default;

•   waive any past event of default under the indenture and its consequences; and

•   waive compliance with other specified provisions of the indenture.

In addition, as described in the description of “Events of Default” set forth below, holders of more than 50% in aggregate principal amount of the debt securities of any series then outstanding may waive past events of default in specified circumstances and may direct the trustee in enforcement of remedies.

We and the trustee may, without the consent of any holders, modify and supplement the indenture:

•  to evidence the succession of another person to us under the indenture, or successive successions, and the assumption by the successor person of the covenants, agreements and obligations of us pursuant to specified provisions of the indenture;

•  to add to the covenants of us such further covenants, restrictions, conditions or provisions as our board of directors and the trustee shall consider to be for the protection of the holders of debt securities of any or all series, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or event of default with respect to such series permitting the enforcement of all or any of the several remedies provided in the indenture; provided, however, that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the trustee upon such default;

•  to modify the indenture to permit the qualification of any supplemental indenture under the Trust Indenture Act of 1939;

•  to cure any ambiguity or to correct or supplement any provision contained in the indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture; to convey, transfer, assign, mortgage or pledge any property to or with the trustee; or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect the interests of the holders;

•  to secure the debt securities of all series in accordance with the indenture;

•  to evidence and provide for the acceptance of appointment by another corporation as a successor trustee under the indenture with respect to one or more series of debt securities and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•  to provide for the issuance under the indenture of debt securities in coupon form (including debt securities registrable as to principal only) and to provide for exchangeability of such debt securities with debt securities of the same series issued hereunder in fully registered form and to make all appropriate changes for such purpose;

•  to change or eliminate any of the provisions of the indenture, provided, however, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; and

•  to establish any additional form of debt security, as permitted by the indenture, and to provide for the issuance of any additional series of debt securities, as permitted by the indenture.

Defeasance, Satisfaction and Discharge to Maturity or Redemption

Defeasance of any Series

If we deposit with the trustee, in trust, at or before maturity or redemption, (A) lawful money in an amount, (B) direct obligations of the United States, or of any other government which issued the currency in which the debt securities of a series are denominated, or obligations which are guaranteed by the United States or the other government (which direct or guaranteed obligations are full faith and credit obligations of such government, are denominated in the currency in which the debt securities of such are denominated and which are not callable or redeemable at the option of the issuer there) in an amount and with a maturity so that the proceeds therefrom will provide funds, or (C) a combination thereof in an amount, sufficient, in the opinion of a nationally-recognized firm of independent public accountants, to pay when due the principal, premium, if any, and interest to maturity or to the redemption date, as the case may be, with respect to any series of debt securities then outstanding, and any mandatory sinking fund payments or similar payments or payment pursuant to any call for redemption applicable to such debt securities of such series on the day on which such payments are due and payable in accordance with the terms of the indenture and such debt securities, then the provisions of the indenture would no longer be effective as to the debt securities to which such deposit relates, including the restrictive covenants described in this prospectus and events of default relating to the payment of other indebtedness and the performance of covenants that are not specifically described as events of default in the indenture, except as to:

•  our obligation to duly and punctually pay the principal of and premium, if any, and interest on the series of debt securities if the debt securities are not paid from the money or securities held by the trustee;

•  certain of the events of default described under “Events of Default” below; and

•  other specified provisions of the indenture including, among others, those relating to registration, transfer and exchange, lost or stolen securities, maintenance of place of payment and, to the extent applicable to the series, the redemption and sinking fund provisions of the indenture.

Defeasance of debt securities of any series is subject to the satisfaction of specified conditions, including, among others, the absence of an event of default at the date of the deposit and the perfection of the holders’ security interest in the deposit.

Satisfaction and Discharge of any Series

Upon the deposit of money or securities contemplated above and the satisfaction of specified conditions, the provisions of the indenture (excluding the exceptions discussed above under the heading “Defeasance of any Series”) would no longer be effective as to the related debt securities, we may cease to comply with our obligation to pay duly and punctually the principal of and premium, if any, and interest on a particular series of debt securities, the events of default in the indenture no longer would be effective as to such debt securities and thereafter the holders of the series of debt securities will be entitled only to payment out of the money or securities deposited with the trustee.

The specified conditions include, among others, except in limited circumstances involving a deposit made within one year of maturity or redemption:

•  the absence of an event of default at the date of deposit or on the 91st day thereafter;

•  our delivery to the trustee of an opinion of nationally-recognized tax counsel, or our receipt or publication of a ruling by the Internal Revenue Service, to the effect that holders of the debt securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and discharge, and the holders will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and discharge had not occurred; and

•  that we receive an opinion of counsel to the effect that the satisfaction and discharge will not result in the delisting of the debt securities of that series from any nationally-recognized exchange on which they are listed.

Events of Default

As to any series of debt securities, an event of default is defined in the indenture as being:

•  default for 30 days in payment of any interest on the debt securities of that series; or

•  failure to pay principal or premium, if any, with respect to the debt securities of that series when due; or

•  failure to pay or satisfy any sinking fund payment or similar obligation with respect to any series of debt securities when due; or

•  failure to observe or perform any other covenant, warranty or agreement in the indenture or debt securities of any series, other than a covenant, warranty or agreement, a default in whose performance or whose breach is specifically dealt with in the section of the indenture governing events of default, if the failure continues for 60 days after written notice by the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series then outstanding; or

•  uncured or unwaived failure to pay principal of or interest on any of our other obligations for borrowed money, including default under any other series of debt securities, beyond any period of grace with respect thereto if (A) the aggregate principal amount of the obligation is in excess of the greater of $50,000,000 or 5% of our consolidated total debt; and (B) the default in payment is not being contested by us in good faith and by appropriate proceedings; or

•  specified events of bankruptcy, insolvency, receivership or reorganization; or

•  any other event of default provided with respect to debt securities of that series.

Notice and Declaration of Defaults

So long as the debt securities of any series remain outstanding, we will be required to furnish annually to the trustee a certificate of one of our corporate officers stating whether, to the best of their knowledge, we are in default under any of the provisions of the indenture, and specifying all defaults, and the nature thereof, of which they have knowledge. We will also be required to furnish to the trustee copies of specified reports filed by us with the SEC.

The indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to any series for which there are debt securities outstanding which is continuing, give to the holders of those debt securities notice of all uncured defaults known to it, including events specified above without grace periods. Except in the case of default in the payment of principal, premium, if any, or interest on any of the debt securities of any series or the payment of any sinking fund installment on the debt securities of any series, the trustee may withhold notice to the holders if the trustee in good faith determines that withholding notice is in the interest of the holders of the debt securities.

The trustee or the holders of 25% in aggregate principal amount of the outstanding debt securities of any series may declare the debt securities of that series immediately due and payable upon the occurrence of any event of default after expiration of any applicable grace period. In some cases, the holders of a majority in principal amount of the debt securities of any series then outstanding may waive any past default and its consequences, except a default in the payment of principal, premium, if any, or interest, including sinking fund payments.

If a specified event of bankruptcy, insolvency, receivership, or reorganization occurs and is continuing, then the principal amount of (or, if the debt securities of that series are original issue discount debt securities, such portion of the principal amount as may be specified in their terms as due and payable upon acceleration) and any accrued and unpaid interest on that series will immediately become due and payable without any declaration or other act on the part of the trustee or any holder.

Actions upon Default

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default with respect to any series of debt securities occurs and is continuing, the indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders of debt securities outstanding of any series unless the holders have offered to the trustee reasonable indemnity. The right of a holder to institute a proceeding with respect to the indenture is subject to conditions precedent including notice and indemnity to the trustee, but the holder has a right to receipt of principal, premium, if any, and interest on their due dates or to institute suit for the enforcement thereof, subject to specified limitations with respect to defaulted interest.

The holders of a majority in principal amount of the debt securities outstanding of the series in default will have the right to direct the time, method and place for conducting any proceeding for any remedy available to the trustee, or exercising any power or trust conferred on the trustee. Any direction by the holders will be in accordance with law and the provisions of the indenture, provided that the trustee may decline to follow any such direction if the trustee determines on the advice of counsel that the proceeding may not be lawfully taken or would be materially or unjustly prejudicial to holders not joining in the direction. The trustee will be under no obligation to act in accordance with the direction unless the holders offer the trustee reasonable security or indemnity against costs, expenses and liabilities which may be incurred thereby.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

We and our affiliates utilize a full range of treasury services, including investment management and currency and derivative trading, from the trustee and its affiliates in the ordinary course of business to meet our funding and investment needs.

Under the indenture, the trustee is required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the indenture and specified related matters.

Book-Entry, Delivery and Form

Except as set forth below, debt securities will be represented by one or more permanent, global note in registered form without interest coupons (the “Global Notes”).

The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC).

Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Certificated Notes except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.”  Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes.

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

•  upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

•  ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “Holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the indenture. Under the terms of the indenture, we and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee nor any of our agents or agents of the trustee has or will have any responsibility or liability for:

•  any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

•  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, at the due date of any payment in respect of securities such as the notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the notes as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for definitive notes in registered certificated form (“Certificated Notes”), and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the company, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes in minimum denominations of $1,000 and in integral multiples of $1,000, if:

•  DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and in either event we fail to appoint a successor depositary within 90 days; or

•  there has occurred and is continuing an Event of Default and DTC notifies the trustee of its decision to exchange the Global Note for Certificated Notes.

Beneficial interests in a Global Note also may be exchanged for Certificated Notes in the limited other circumstances permitted by the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

We will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. We will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

DESCRIPTION OF DEBT WARRANTS

We may issue, alone or together with debt securities, debt warrants for the purchase of debt securities. The debt warrants will be issued under debt warrant agreement to be entered into between us and a warrant agent to be selected at time of issuance. The debt warrant agreement may include or incorporate by reference standard warrant provisions.

General

If debt warrants are offered, the related prospectus supplement and/or other offering material will describe the designation and terms of the debt warrants, including, among other things, the following:

•  the offering price, if any;

•  the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•  if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•  the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise;

•  the date on which the right to exercise the debt warrants will commence and the date on which that right will expire;

•  a discussion of material federal income tax considerations;

•  whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•  the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•  the anti-dilution provisions of the debt warrants; and

•  any other terms of the debt warrants.

Holders of debt warrants do not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, or interest on, the debt securities or to enforce any of the covenants of the debt securities or the indenture except as otherwise provided in the indenture.

Exercise of Debt Warrants

Debt warrants may be exercised by surrendering the debt warrant certificate at the warrant agent office of the debt warrant agent, with the form of election to purchase on the reverse side of the debt warrant certificate completed and signed by the warrant holder, or its duly authorized agent, with such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange. The form of election should indicate the warrant holder’s election to exercise all or a portion of the debt warrants evidenced by the certificate. Surrendered debt warrant certificates must be accompanied by payment of the aggregate exercise price of the debt warrants to be exercised, as set forth in the related prospectus supplement and/or other offering material.

Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with the instructions of the exercising warrant holder. If less than all of the debt warrants evidenced by the debt warrant certificate are exercised, a new debt warrant certificate will be issued representing the unexercised debt warrants.

DESCRIPTION OF PREFERRED STOCK

We are authorized to adopt resolutions providing for the issuance, in one or more series, of up to 15,000,000 shares of preferred stock, $1.00 par value, with such powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be adopted by the board of directors or a duly authorized committee thereof. We have no outstanding shares of preferred stock. However, 450,000 shares of a series of preferred stock have been designated as Series A Junior Preferred Stock (the “Series A Junior Preferred Stock”) and are reserved for issuance upon exercise of certain preferred stock purchase rights associated with each share of our common stock pursuant to our rights agreement.

The description below sets forth certain general terms and provisions of the shares of preferred stock covered by this prospectus.”  The specific terms of the preferred stock to be offered (the “Offered Preferred Stock”) will be described in the prospectus supplement relating to such Offered Preferred Stock. The following summaries of certain provisions of the preferred stock do not purport to be complete and are subject to, and are qualified in their entirety by reference to, our restated certificate of incorporation and the certificate of designation relating to the particular series of preferred stock.

If so indicated in the prospectus supplement, the terms of the Offered Preferred Stock may differ from the terms set forth below.

General

Unless otherwise specified in the prospectus supplement relating to the Offered Preferred Stock, each series of preferred stock will rank on a parity as to dividends, upon liquidation and in all other respects with all other preferred stock, except the Series A Junior Preferred Stock, which will, if issued, rank junior to all series of preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. The preferred stock will not be convertible into shares of common stock or other shares and holders thereof will have no preemptive rights. The preferred stock will have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided in the prospectus supplement relating to the Offered Preferred Stock.

Reference is made to the prospectus supplement relating to the Offered Preferred Stock offered thereby for specific terms, including:

•  The title and stated value of such preferred stock.

•  The number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such preferred stock.

•  The dividend rate(s), period(s) and/or payment date(s) or methods of calculation thereof applicable to such preferred stock.

•  The date from which dividends on such preferred stock shall accumulate, if applicable.

•  The procedures for any auction and remarketing, if any, of such preferred stock.

•  The provision for a sinking fund, if any, for such preferred stock.

•  The provision for redemption, if applicable, of such preferred stock.

•  Any listing of such preferred stock on any securities exchange.

•  Any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

Subject to the terms of the Offered Preferred Stock, the remaining authorized shares of undesignated preferred stock may be issued by us in one or more series, at any time or from time to time, with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as the board of directors or any duly authorized committee thereof shall determine, all without further action of the stockholders, including holders of the preferred stock.

As used herein, the term “Pari Passu Preferred” means the Preferred Stock and any shares of stock issued by us ranking on a parity with the Preferred Stock as to payment of dividends and upon distribution of assets, and the term “Junior Stock” means the Common Stock, the Series A Junior Preferred Stock and any other stock issued by us ranking junior to the Pari Passu Preferred.

Dividends

Holders of the Offered Preferred Stock will be entitled to receive cash dividends, when, as and if declared by the board of directors out of our assets legally available for payment, at such rate and on such dates as will be set forth in the applicable prospectus supplement. Each dividend will be payable to holders of record as they appear on our stock books on the record dates fixed by the board of directors. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If, for any dividend period or periods, dividends on any Pari Passu Preferred have not been paid or declared and set apart for payment, we may not declare any dividends (except a dividend payable in Junior Stock or in options, rights or warrants to purchase or acquire Junior Stock) on, or make any distribution (except as aforesaid) on the Junior Stock, or make any payment on account of the purchase, redemption or other retirement of Junior Stock (except out of the proceeds of the sale of Junior Stock). Dividends in full may not be declared or paid or set apart for payment on any series of Pari Passu Preferred unless (i) there shall be no arrearages in dividends for any past dividend periods on any series of Pari Passu Preferred and (ii) to the extent that such dividends are cumulative, dividends in full for the current dividend period have been declared or paid on all Pari Passu Preferred. Any dividends declared or paid when dividends are not so declared, paid or set apart in full shall be shared ratably by the holders of all series of Pari Passu Preferred in proportion to such respective arrearages and undeclared and unpaid current cumulative dividends. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the company, the holders of the Offered Preferred Stock will be entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of any Junior Stock, liquidating distributions in the amount set forth in the applicable prospectus supplement plus all accrued and unpaid dividends. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the company, the amounts payable with respect to the Pari Passu Preferred are not paid in full, the holders of Pari Passu Preferred will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the Pari Passu Preferred will not be entitled to any further participation in any distribution of assets by us. A consolidation or merger of the company with or into any corporation or corporations or a sale of all or substantially all of our assets shall not be deemed to be a liquidation, dissolution or winding up of the company.

Redemption

If so determined by the board of directors, the Offered Preferred Stock will be redeemable in whole or in part at our option, at the times and at the redemption prices set forth in the applicable prospectus supplement and/or other offering documents.

If dividends on any series of Pari Passu Preferred have not been paid in full or declared and set apart for payment, no series of Pari Passu Preferred may be redeemed as a whole or in part, unless all series of Pari Passu Preferred are simultaneously redeemed, and we may not purchase or acquire any shares of Pari Passu Preferred otherwise than pursuant to an exchange offer made on the same terms to all holders of Pari Passu Preferred, without in either case the consent of the holders of at least two-thirds of all Pari Passu Preferred voting together as a single class without regard to series.

Voting Rights

Except as indicated below or in the prospectus supplement, or except as expressly required by applicable law, the holders of the preferred stock will not be entitled to vote. If the equivalent of six quarterly dividends payable on any series of preferred stock or any other series of Pari Passu Preferred that has comparable voting rights are in default (whether or not declared or consecutive), the number of directors of the company shall be increased by two and the holders of all outstanding series of preferred stock and such Pari Passu Preferred (whether or not dividends thereon are in default), voting as a single class without regard to series, will be entitled to elect the two additional directors until all dividends in default have been paid or declared and set apart for payment. The holders of preferred stock and such Pari Passu Preferred may exercise such special class voting rights at meetings of the stockholders for the election of directors or, under certain circumstances, at special meetings for the purpose of electing such directors, in either case at which the holders of not less than one-third of the aggregate number of shares of Preferred Stock and such Pari Passu Preferred are present in person or by proxy.

The affirmative vote of the holders of at least two-thirds of the outstanding Pari Passu Preferred, voting as a single class without regard to series, will be required (i) for any amendment of our restated certificate of incorporation that will adversely affect the preferences, rights or voting powers of the Pari Passu Preferred, but, in any case in which one or more, but not all, series of Pari Passu Preferred would be so affected as to their preferences, rights or voting powers, only the consent of the holders of at least two-thirds of the shares of each series that would be so affected, voting separately as a class, shall be required or (ii) to issue any class of stock that shall have preference as to dividends or distribution of assets over any outstanding Pari Passu Preferred.

DESCRIPTION OF PREFERRED WARRANTS

We may issue, alone or together with preferred stock, warrants for the purchase of preferred stock. The preferred warrants will be issued under a preferred stock warrant agreement to be entered into between us and a warrant agent to be selected at the time of the issue. The preferred stock warrant agreement may include or incorporate by reference standard warrant provisions.

General

If preferred warrants are offered, the related prospectus supplement and/or other offering material will describe the designation and terms of the preferred warrants, including, among other things, the following:

•  the offering price, if any;

•  the designation and terms of the preferred stock purchasable upon exercise of the preferred warrants;

•  if applicable, the date on and after which the preferred warrants and the related offered securities will be separately transferable;

•  the number of shares of preferred stock purchasable upon exercise of one preferred warrant and the initial price at which the shares may be purchased upon exercise;

•  the date on which the right to exercise the preferred warrants will commence and the date on which that right will expire;

•  a discussion of material federal income tax considerations;

•  the call provisions, if any;

•  the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•  the anti-dilution provisions of the preferred warrants; and

•  any other terms of the preferred warrants.

Exercise of Preferred Warrants

Preferred warrants may be exercised by surrendering to the preferred warrant agent the preferred stock warrant certificate with the form of election to purchase on the reverse side of the certificate duly completed and signed by the warrant holder, or its duly authorized agent, with such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange. The form of election should indicate the warrant holders election to exercise all or a portion of the preferred warrants evidenced by the certificate. Surrendered preferred stock warrant certificates must be accompanied by payment of the aggregate exercise price of the preferred warrants to be exercised, as set forth in the related prospectus supplement and/or other offering material. The payment must be made in U.S. dollars, unless otherwise provided in the related prospectus supplement and/or other offering material. Upon the preferred warrant agent’s receipt of the surrendered preferred stock warrant certificates and payment of the aggregate exercise price of the preferred warrants, the preferred warrant agent will request that the transfer agent issue and deliver to or upon the written order of the exercising warrant holder, a certificate representing the number of shares of preferred stock purchased. If less than all of the preferred warrants evidenced by any preferred stock warrant certificate are exercised, the preferred warrant agent will deliver to the exercising warrant holder a new preferred stock warrant certificate representing the unexercised preferred stock warrants.

Anti-dilution and Other Provisions

The exercise price payable and the number of shares of preferred stock purchasable upon the exercise of each preferred stock warrant, and the number of preferred stock warrants outstanding, will be subject to adjustment if specified events occur. In lieu of adjusting the number of shares of preferred stock purchasable upon exercise of each preferred stock warrant, we may elect to adjust the number of preferred stock warrants. No adjustment in the number of shares purchasable upon exercise of the preferred stock warrants will be required until cumulative adjustments require an adjustment of at least 1% of the number of shares purchasable. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of preferred stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. In the case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding preferred stock warrant will have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of preferred stock into which the preferred stock warrants were exercisable immediately prior to the consolidation, merger, or sale or conveyance, subject to payment of the aggregate exercise price of the preferred stock warrants.

No Rights as Shareholders

Prior to the exercise of their preferred warrants, holders of preferred warrants will not, solely by virtue of such holdings, have any of the rights of holders of the preferred stock purchasable upon such exercise, and will not be entitled to any dividend payments on the preferred stock purchasable upon such exercise.

DESCRIPTION OF CURRENCY WARRANTS

We may issue, together with debt securities or warrants to purchase debt securities or separately, currency warrants either in the form of currency put warrants entitling the holders thereof to receive from us the cash settlement value in U.S. dollars of the right to sell a specified amount of a specified foreign currency or currency units for a specified amount of U.S. dollars, or in the form of currency call warrants entitling the holders thereof to receive from us the cash settlement value in U.S. dollars of the right to purchase a specified amount of a specified foreign currency or currency units for a specified amount of U.S. dollars. The spot exchange rate of the applicable base currency, upon exercise, as compared to the U.S. dollar, will determine whether the currency warrants have a cash settlement value on any given day prior to their expiration. The currency warrants will be issued under a currency warrant agreement to be entered into between us and a warrant agent to be selected at the time of the issue. The currency warrant agreement may include or incorporate by reference standard warrant provisions.

General

If currency warrants are offered, the related prospectus supplement and/or other offering material will describe the designation and terms of the currency warrants, including, among other things, the following:

•  the offering price, if any;

•  if applicable, the date on and after which the currency warrants and the related offered securities will be separately transferable;

•  the principal amount of the right to sell a specified amount of a specified foreign currency or currency units for a specified amount of U.S. dollars or the right to purchase a specified amount of a specified foreign currency or currency units for a specified amount of U.S. dollars;

•  the date on which the right to exercise the currency warrants will commence and the date on which that right will expire;

•  a discussion of material federal income tax considerations;

•  whether the warrants represented by the currency warrant certificates will be issued in registered or bearer form; and

•  any other terms of the currency warrants.

Exercise of Currency Warrants

Currency warrants may be exercised by surrendering the currency warrant certificate at the warrant agent office of the currency warrant agent, with the form of election to purchase on the reverse side of the currency warrant certificate completed and signed by the warrant holder, or its duly authorized agent, with such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange. The form of election should indicate the warrant holder’s election to exercise all or a portion of the currency warrants evidenced by the certificate. Surrendered currency warrant certificates must be accompanied by payment of the aggregate exercise price of the currency warrants to be exercised, as set forth in the related prospectus supplement and/or other offering material.

LEGAL MATTERS

Foley & Lardner LLP, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, our counsel, will pass upon the validity of the securities offered pursuant to this prospectus and the prospectus supplements. The opinion of Foley & Lardner LLP may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance and sale of any securities. The opinion of Foley & Lardner LLP may be subject to other conditions and assumptions, as indicated in the prospectus supplements.

EXPERTS

The financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from Snap-on Incorporated’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express unqualified opinions on the financial statements and include an explanatory paragraph relating to the adoption of FASB Interpretation 46R and changes in reportable segments, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in auditing and accounting.

The combined financial statements of ProQuest Business Solutions Inc. and its Related Entities as of and for the year ended December 31, 2005 have been incorporated by reference in this prospectus supplement in reliance upon the report of KPMG LLP, independent auditors, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (File No. 001-07724). We also filed a Registration Statement on Form S-3, including exhibits, under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information included in the registration statement or the exhibits to the registration statement. You may read and copy the registration statement and any other document we file at the Commission’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our Securities and Exchange Commission filings are also available to the public at the Commission’s web site at http://www.sec.gov or on our website located at http://www.snapon.com.

The Securities and Exchange Commission allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

i.       Annual Report on Form 10-K for the year ended December 31, 2005 filed on February 21, 2006;

ii.      Quarterly Report on Form 10-Q for the quarter ended April 1, 2006 filed on May 1, 2006; Quarterly Report on Form 10-Q for the quarter ended July 1, 2006 filed on July 26, 2006; and Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 filed on October 23, 2006; and

iii.     Current Report on Form 8-K dated February 1, 2006 filed on February 2, 2006; Current Report on Form 8-K dated February 16, 2006 filed on February 22, 2006; Current Report on Form 8-K dated April 17, 2006 filed on April 21, 2006; Current Report on Form 8-K dated April 27, 2006 filed on May 3, 2006; Current Report on Form 8-K dated May 10, 2006 filed on May 16, 2006; Current Report on Form 8-K dated August 3, 2006 filed on August 9, 2006; Current Report on Form 8-K dated October 20, 2006 filed on October 23, 2006; Current Report on Form 8-K dated November 1, 2006 filed on November 2, 2006; Current Report on Form 8-K dated November 10, 2006 filed on November 16, 2006; and Current Report on Form 8-K dated November 28, 2006 filed on December 4, 2006 and amended on January 9, 2007.

You may request a copy of these filings, at no cost, by writing to or telephoning us at our principal executive offices:

Snap-on Incorporated
Attn:  Secretary
2801 80th Street
Kenosha, Wisconsin 53143
(262) 656-5200